FORM OF DEBENTURE

THESE SECURITIES (THE "SECURITIES"), AND THE SHARES ISSUABLE UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

No.____                                                                 US $___

                           NATURAL HEALTH TRENDS CORP.

                   6% CONVERTIBLE DEBENTURE DUE March 31, 2000


                  THIS DEBENTURE is one of a duly authorized issue of $1,300,000 in Debentures of NATURAL HEALTH TRENDS CORP., a corporation duly organized and existing under the laws of the State of Florida (the "Company") designated as its 6% Convertible Debenture Due March 31, 2000.

                  FOR VALUE RECEIVED, the Company promises to pay to the ______________________, the registered holder hereof (the "Holder"), the principal sum of ____________________________ (US $_______) Dollars on March 31,
2000 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears upon the earlier of the Conversion Date or March 31, 2000 at the rate of 6% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first such business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for. Subject to the provisions of P. 4 below, the principal of, and interest on, this Debenture are payable at the option of the Holder, in shares of Common Stock of the Company, $.001 par value ("Common Stock"), or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The Company will pay the principal of and interest upon this Debenture on the Maturity Date, less any amounts required by law to be deducted, to the registered holder of this Debenture as of the tenth day prior to the Maturity Date and addressed to such holder as the last address appearing on the Debenture Register. The forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted.

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              This Debenture is subject to the following additional
                                  provisions:

                  1. The Debentures are issuable in denominations of One Hundred Thousand Dollars (US$100,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

                  2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

                  3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

                  4. (A) The Holder of this Debenture is entitled, at its option, to convert at any time commencing the earlier of (a) (i) ninety (90) days after the closing of sale of the Debenture with respect to one-half of the principal amount of this Debenture, and (ii) one hundred twenty (120) days after the closing of sale of the Debentures with respect to the balance of the principal amount of this Debenture (the "Closing"), or (b) the effective date of the Registration Statement filed pursuant to the Registration Rights Agreement between the Company and the Holder, the principal amount of this Debenture, into shares of Common Stock of the Company at a conversion price for each share of Common Stock equal to the lesser of (a) $1.4375, or (b) 80% of the Market Price on the Conversion Date as defined below (the "Conversion Rate"). For purposes of this Section 4, the Market Price shall be the average closing bid price of the Common Stock on the five (5) trading days immediately preceding the Conversion Date, as may be applicable, as reported by the National Association of Securities Dealers, or the closing bid price on the over-the-counter market on such date or, in the event the Common Stock is listed on a stock exchange, the Market Price shall be the closing price on the exchange on such date, as reported in the Wall Street Journal. Conversion shall be effectuated by surrendering the Debentures to be converted to the Company with the form of conversion notice attached hereto as Exhibit A, executed by the Holder of the


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Debenture evidencing  such  Holder's  intention to convert  this  Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall, at the option of the Purchaser, be paid in cash or Common Stock upon conversion at the Conversion Rate. No fraction of Shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company or, the date set forth in such facsimile delivery of the notice of conversion if the Debenture is received by the Company within three (3) business days therefrom. Facsimile delivery of the conversion notice shall be accepted by the Company at telephone number (954-969-9747;
ATT: ___________). Certificates representing Common Stock upon conversion will be delivered within three (3) business days from the date the notice of conversion is delivered to the Company.

                           (B) (i) The Company shall have the right at any time to redeem any Debentures for which a Notice of Conversion has not theretofore been submitted by delivering a Notice of Redemption to the Holder of the Debenture.

                                    (ii)    The redemption price shall be
                                            calculated at 120% of the principal
                                            amount of the Debenture, plus
                                            accrued and unpaid interest, and
                                            shall be paid to the holder within
                                            ten (10) business days from the date
                                            of the Notice of Redemption, except
                                            with respect to any Debentures for
                                            which a Notice of Conversion is
                                            submitted to the Company, within
                                            five (5) business days of the
                                            Holder's receipt of the Company's
                                            Notice of Redemption. Furthermore,
                                            in the event such payment is not
                                            timely made, any rights of the
                                            Company to redeem the Debenture
                                            shall terminate, and the Notice of
                                            Redemption shall be null and void.

                  5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein proscribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

                  6. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

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                  7.  If  the  Company  merges  or  consolidates   with  another
corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen
(15) days of receipt of notice of such Sale from the Company. In the event the Holder hereof shall elect not to convert, the Company may prepay all outstanding principal and accrued interest on this Debenture, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate.

                  8. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

                  9. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

                  10.      The following shall constitute an "Event of Default":

                           a. The Company shall default in the payment of principal or interest on this Debenture; or

                           b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement

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                                    shall be false or misleading in any material
                                    respect at the time made; or

                           c. The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Agreement or the Registration Rights Agreement and any such failure shall continue uncured for five (5) business days.

                           d. The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Agreement or the Registration Rights Agreement and any such failure shall continue uncured for five (5) business days.

                           e. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

                           f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or


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                           g.       A trustee, liquidator or receiver shall be
                                    appointed for the Company or for a
                                    substantial part of its property or business without its consent and shall not be discharged within sixty (60)
                                    days after such appointment; or

                           h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

                           i. Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                           j. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

                           k. The Company shall have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in excess of one (1) business day.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

                  11. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

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                  IN WITNESS WHEREOF,  the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:   __________________, 1997

                                                     NATURAL HEALTH TRENDS CORP.


                                       By: ____________________________________
                                        Name:
                                        Title:



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                                    EXHIBIT A


                              NOTICE OF CONVERSION

          (To he Executed by the Registered Holder in order to Convert the Debenture)

                  The undersigned hereby irrevocably elects to convert $_________ of the principal amount of the above Debenture No. into Shares of Common Stock of NATURAL HEALTH TRENDS CORP. (the "Company") according to the conditions hereof, as of the date written below.

                  The   undersigned    hereby   reaffirms   the    undersigned's
representations   made  in  the  Securities   Purchase   Agreement  between  the
undersigned and the Company as of the date hereof.

Date of Conversion* ________________________________________________________

Applicable Conversion Price __________________________________________________

Signature ________________________________________________________________
                                    [Name]

Address: ________________________________________________________________

            ----------------------------------------------------------------







* This original Debenture and Notice of Conversion must be received by the Company by the fifth business date following the Date of Conversion.


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